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                                                                   EXHIBIT 10.4a

                              FIRST  AMENDMENT  TO
                     O'SULLIVAN  INDUSTRIES  HOLDINGS, INC.
                          DEFERRED  COMPENSATION  PLAN

         WHEREAS, O'Sullivan Industries Holdings, Inc. has established its Deferred Compensation Plan (the "Plan") for the benefit of a select group of management and highly compensated employees; and

         WHEREAS, pursuant to the terms of the Plan, the Company reserved the right to amend the Plan from time to time in its discretion; and

         WHEREAS, the Company desires to amend the Plan as set forth below;

         NOW, THEREFORE, in consideration of these premises, the Plan is amended as follows, effective July 1, 1997:

5.6      Method of Payment.   A Participant may elect distribution of the
Accounts in a lump sum or in installments over a period of years (not to exceed ten). Any such election must be made no later than twelve months prior to the time a Participant first becomes eligible to receive a distribution of his Accounts under the Plan. If the Participant elects installment payments, the unpaid amount shall continue to be invested as provided in Article IV and shall continue to accrue earnings until paid. A distribution shall be made in cash, except that with respect to any amount credited to the Phantom Stock Unit investment at the time of distribution, the Participant or his Beneficiary may elect to receive his distribution in the form of whole shares of common stock of O'Sullivan Industries Holdings, Inc., provided, however, that: (1) the restrictions specified in Section 4.2 shall apply to such latter election by an officer, as defined in Section 4.2; and (2) any Participant or Beneficiary's right to receive a distribution in the form of shares of stock is limited to the right to receive shares of treasury stock, and to the extent there are no shares of treasury stock available, the distribution shall be made in cash.
Any election pursuant to this Section 5.6 shall be made on a form prescribed by the Administrator and shall be irrevocable once made.

         IN WITNESS WHEREOF, this First Amendment has been duly executed as of the 3rd day of September, 1997.

                                        O'SULLIVAN INDUSTRIES HOLDINGS, INC.



                                        By:     /s/ Daniel F. O'Sullivan
                                                Chairman of the Board and
                                                Chief Executive Officer
                                                "Sponsoring Employer"

ATTEST:

/s/  Rowland H. Geddie, III
Vice President, General Counsel
and Secretary



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